Exhibit 99.1

Purple Innovation Reports Fourth Quarter and Full Year 2024 Results

Returned to Positive Adjusted EBITDA and Cash Flow in Fourth Quarter

GAAP Gross Margin of 42.9% in Q4; Adjusted Gross Margin improved Over 810bps in Q4 Versus Last Year

Generated Incremental Liquidity with New $19.0 Million Term Loan Increase to Support Continued Investments in Innovation and Advertising

Lehi, Utah, March 13, 2025 – Purple Innovation, Inc. (NASDAQ: PRPL) (“Purple” or the “Company”), a comfort innovation company known for creating the “World’s First No Pressure™ Mattress,” today announced results for the fourth quarter and full year ended December 31, 2024.

“Purple achieved a significant milestone in the fourth quarter, returning to positive Adjusted EBITDA for the first time in eight quarters and generating positive cash flow,” said CEO Rob DeMartini. “This accomplishment reflects our team’s disciplined execution, operational improvements, and strategic cost-saving initiatives throughout the year. Looking forward, we are confident the durability we structured into the business through recent cost saving initiatives and the support of the additional borrowings under our term loan will enable the continued execution of our Path to Premium strategy. We look forward to bringing new products to market from our robust innovation pipeline, including our Rejuvenate 2.0 launch in the second quarter, which we believe will build on our strong foundation and drive improved profitability.”

Fourth Quarter 2024 Financial Results

Fourth quarter 2024 net revenue declined by 11.6% to $129.0 million, compared to $145.9 million in the fourth quarter of 2023, driven by continued industry softness, as well as cycling the 2023 launch of our new mattress lines.

Gross profit for the fourth quarter increased to $55.3 million, compared to $48.5 million in the prior-year period. GAAP gross margin improved significantly to 42.9%, an increase of 970 basis points. Adjusted gross margin, which excludes restructuring-related charges and launch costs in the prior year, expanded to 44.9%, an improvement of over 810 basis points year-over-year, driven by continued improvements from sourcing initiatives and profitable liquidation of inventories. The Company plans to continue its focus on driving cost savings, including through additional measures in 2025 beyond the 2024 restructuring plan.

Operating expenses for the fourth quarter were $63.0 million, down 2.6% from $64.7 million in Q4 2023. This improvement was driven by disciplined cost control and benefits of the Company’s restructuring activities in the third quarter of 2024, offset partially by an increase in advertising investments.

Net loss attributable to Purple Innovation, Inc. for the fourth quarter was $(8.5) million, an improvement from $(18.3) million in the prior year.

Adjusted EBITDA for the fourth quarter was $2.9 million, a significant improvement compared to $(9.8) million last year, demonstrating the benefits of higher ticket sizes from the Company’s premium sleep strategy and restructuring initiatives.

Full Year 2024 Financial Results

For the full year 2024, net revenue was $487.9 million, down 4.4% compared to $510.5 million in 2023. DTC net revenue was $283.7 million, a decrease of 4.4%, while wholesale net revenue was $204.2 million, a decrease of 4.5%, due primarily to increased industry softness and cycling the launch in 2023 of the Company’s new mattress product lines.

Gross profit for the full year increased to $181.1 million, compared to $171.8 million last year. GAAP gross margin for the year improved to 37.1%, an increase of 350 basis points year-over-year. Adjusted gross margin grew to 40.3%, up 310 basis points compared to the prior year, as the Company benefited from production efficiencies and sourcing initiatives.

Full-year operating expenses declined 4.6% to $273.3 million, compared to $285.5 million in 2023, with the benefits of cost savings initiatives and lapping special committee costs from 2023 being partially offset by $20.0 million in restructuring, impairment and other related charges.

Full-year net loss attributable to Purple Innovation, Inc. was $(97.9) million, an improvement from $(120.8) million in the prior year.

Adjusted EBITDA for the full year improved significantly to $(20.8) million, compared to $(54.7) million in 2023, reflecting the Company’s strategic focus on improving profitability.

Balance Sheet

Cash and cash equivalents were $29.0 million as of December 31, 2024, compared to $26.9 million as of December 31, 2023, and compared to $23.3 million as of September 30, 2024, with the improvement in EBITDA driving positive cash flow in the fourth quarter.

Inventories as of December 31, 2024 totaled $56.9 million, compared to $66.9 million at December 31, 2023, representing a decrease of 15.0%.

Term Loan Amendment

As part of its ongoing capital management strategy, Purple borrowed an additional $19.0 million pursuant to an amendment to its existing term loan, bringing the total principal commitment to $80.0 million. As with our existing Term loan the increased amount includes the ability to PIK our interest.

Mr. DeMartini added, “We are grateful to our lenders for their continued confidence in Purple and our strategy, as demonstrated by this increased financial commitment. The additional capital will support Purple’s liquidity position as we continue to invest in innovation and advertising and execute on our Path to Premium strategy.”

2025 Outlook

For 2025, the Company currently expects full year revenue to be in the range of $465 to $485 million and adjusted EBITDA in the range of flat to positive $10 million. The Company expects its quarterly revenue and adjusted EBITDA performance to improve sequentially as it progresses through the year.

For the first quarter, the Company plans total revenue to be in the range of $102 to $107 million, and adjusted EBITDA in the range of $(6) to $(9) million.

Review of Strategic Alternatives

In a separate news release today, Purple announced that its Board of Directors has formed a special committee of independent directors to evaluate strategic alternatives to maximize shareholder value. The review, which was initiated following inbound expressions of interest, may include, but is not limited to, consideration of a sale, merger, or other strategic or financial transaction. There can be no assurances as to the outcome or timing of the review, or whether any particular transaction may be pursued or consummated.

Conference Call and Webcast Information

Purple Innovation, Inc. will host a live conference call to discuss financial results today, March 13, 2025 at 4:30 p.m. Eastern Time. To access the call dial 844-481-1976 (domestic) or 412-317-0642 (international). The call is also being webcast and can be accessed on the investor relations section of the Company’s website, investors.purple.com. After the conference call, a webcast replay will remain available on the investor relations section of the Company’s website for 30 days.

About Purple

Purple, the leading premium mattress company with the #1 Gel Grid technology in the world, the GelFlex® Grid, thoughtfully engineers products that make restorative sleep effortless for every kind of sleeper. The result of over 30 years of innovation and in comfort technologies, Purple’s GelFlex Grid is the most significant advancement in mattresses in decades and is proven to reduce aches and pains. It instantly adapts as you move, balances temperature, relieves pressure and offers support in all the right places. Purple products, including mattresses, pillows, cushions, frames, sheets, and more, can be found online at Purple.com, in 58 Purple stores and over 3,000 retailers nationwide. Sleep Better. Live Purple.

Forward Looking Statements

Certain statements made in this release that are not historical facts are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Statements based on historical data are not intended and should not be understood to indicate the Company’s expectations regarding future events. Forward-looking statements provide current expectations or forecasts of future events or determinations. These statements include, but are not limited to, statements regarding the durability of our business, our execution of our Path to Premium strategy, our innovation pipeline, the timing of new product collection launches, our ability to improve profitability, our review of strategic alternatives and the timing and future prospects thereof. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Factors that could influence the realization of forward-looking statements include, among others: changes in economic, financial and end-market conditions in the markets in which we operate; fluctuations in raw material prices and cost of labor; the financial condition of our customers and suppliers; competitive pressures, including the need for technology improvement, successful new product development and introduction; changes in consumer demand, including pullbacks in consumer spending; disruptions to our manufacturing processes; and the risk factors outlined in the “Risk Factors” section of our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 12, 2024, and in our other filings made with the SEC. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures

EBITDA, adjusted gross margin, adjusted EBITDA, adjusted net income, and adjusted net income per diluted share are non-GAAP financial measures that remove the impact of certain non-cash and non-recurring costs. Management believes that the use of such non-GAAP financial measures provides investors with additional useful information with respect to the impact of various adjustments, which we view as a better measure of our operating performance. Refer to the attached table for the reconciliation of such non-GAAP financial measures to the most comparable GAAP financial measure.

With respect to the Company’s Adjusted EBITDA outlook for the full year 2025, a quantitative reconciliation to the corresponding GAAP information cannot be provided without unreasonable effort because of the inherent difficulty of accurately forecasting the occurrence and financial impact of the various adjusting items necessary for such reconciliation that have not yet occurred, are out of our control, or cannot be reasonably predicted, including but not limited to warrant liabilities and stock based compensation. For the same reasons, the Company is unable to assess the probable significance of the unavailable information, which could have a material impact on its future GAAP financial results.

Investor Contact:

Stacy Turnof, Edelman Smithfield

stacy.turnof@edelmansmithfield.com

917-362-2581

PURPLE INNOVATION, INC.

Condensed Consolidated Balance Sheets

(unaudited - in thousands, except par value)

	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$29,011	$26,857
Accounts receivable, net	33,057	37,802
Inventories	56,863	66,878
Prepaid expenses	6,023	8,536
Other current assets	1,414	1,737
Total current assets	126,368	141,810
Property and equipment, net	93,874	128,661
Operating lease right-of-use assets	75,516	95,767
Intangible assets, net	8,890	22,196
Other long-term assets	3,197	2,191
Total assets	$307,845	$390,625

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$40,639	$49,831
Accrued compensation	9,415	5,064
Customer prepayments	6,411	5,718
Accrued rebates and allowances	10,013	13,243
Accrued warranty liabilities – current portion	6,114	9,793
Operating lease obligations – current portion	15,661	14,843
Other current liabilities	12,750	12,490
Total current liabilities	101,003	110,982
Related party debt	55,394	—
Long-term debt, net of current portion	—	26,909
Accrued warranty liabilities, net of current portion	26,091	25,798
Operating lease obligations, net of current portion	87,072	109,094
Warrant liabilities	16,067	—
Other long-term liabilities	2,009	2,235
Total liabilities	287,636	275,018
Commitments and contingencies (Note 15)
Stockholders’ equity:
Class A common stock; $0.0001 par value, 210,000 shares authorized; 107,545 and 105,507 issued and outstanding at December 31, 2024 and 2023, respectively	11	11
Class B common stock; $0.0001 par value, 90,000 shares authorized; 165 and 205 issued and outstanding at December 31, 2024 and 2023, respectively	—	—
Additional paid-in capital	594,053	591,380
Accumulated deficit	(573,866)	(475,969)
Total stockholders’ equity attributable to Purple Innovation, Inc.	20,198	115,422
Noncontrolling interest	11	185
Total stockholders’ equity	20,209	115,607
Total liabilities and stockholders’ equity	$307,845	$390,625

PURPLE INNOVATION, INC.

Condensed Consolidated Statements of Income

(unaudited - in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023

Revenues, net	$128,975	$145,936	$487,877	$510,541
Cost of revenues:
Cost of revenues	71,113	97,472	291,303	338,716
Cost of revenues – restructuring related charges	2,583	—	15,442	—
Total cost of revenues	73,696	97,472	306,745	338,716
Gross profit	55,279	48,464	181,132	171,825
Operating expenses:
Marketing and sales	45,485	44,945	171,263	182,313
General and administrative	14,006	16,818	69,117	84,446
Research and development	2,390	2,897	12,962	11,898
Restructuring, impairment and other related charges	1,092	—	19,973	—
Loss on impairment of goodwill	—	—	—	6,879
Total operating expenses	62,973	64,660	273,315	285,536
Operating loss	(7,694)	(16,196)	(92,183)	(113,711)
Other (expense) income:
Interest expense	(4,481)	(819)	(17,510)	(1,967)
Other (expense) income, net	(64)	(1,513)	11,548	(1,198)
Loss on extinguishment of debt	—	—	(3,394)	(4,331)
Change in fair value – warrant liabilities	3,615	—	3,504	—
Total other (expense) income, net	(930)	(2,332)	(5,852)	(7,496)
Net (loss) income before income taxes	(8,624)	(18,528)	(98,035)	(121,207)
Income tax (benefit) expense	(113)	(154)	63	8
Net loss	(8,511)	(18,374)	(98,098)	(121,215)
Net loss attributable to noncontrolling interest	(32)	(41)	(201)	(458)
Net loss attributable to Purple Innovation, Inc.	$(8,479)	$(18,333)	$(97,897)	$(120,757)

Net loss per share:
Basic	$(0.08)	$(0.17)	$(0.91)	$(1.17)
Diluted	$(0.08)	$(0.17)	$(0.91)	$(1.17)

Weighted average common shares outstanding:
Basic	107,528	105,503	107,139	103,602
Diluted	107,710	105,737	107,324	103,936

PURPLE INNOVATION, INC.

Condensed Consolidated Statements of Cash Flows

(unaudited - in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023

Cash flows from operating activities:
Net loss	$(8,511)	$(18,374)	$(98,098)	$(121,215)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	7,907	6,143	35,355	25,106
Non-cash interest	1,926	317	7,229	1,237
Paid-in-kind interest	2,651	—	9,679	—
Non-cash restructuring, impairment and other related charges	123		20,238	—
Loss on impairment of goodwill	—	—	—	6,879
Loss on extinguishment of debt	—	—	3,394	4,331
Loss on disposal of property and equipment	—	1,680	770	1,680
Change in fair value - warrant liabilities	(3,615)	—	(3,504)	—
Stock-based compensation	707	1,083	2,815	4,875
Changes in operating assets and liabilities:
Accounts receivable	(3,395)	(5,116)	4,745	(3,651)
Inventories	3,018	5,207	5,989	5,903
Prepaid expenses and other assets	1,967	2,778	2,345	1,574
Operating leases, net	(307)	(58)	(2,412)	1,404
Accounts payable	10,182	3,838	(6,376)	4,382
Accrued Compensation	(5,694)	(826)	4,351	(1,627)
Customer prepayments	2,633	543	693	1,266
Accrued rebates and allowances	(27)	4,668	(3,230)	3,439
Accrued warranty liabilities	(2,765)	3,705	(3,386)	11,128
Other accrued liabilities	(39)	(4,442)	1,553	(1,373)
Net cash provided by (used in) operating activities	6,761	1,146	(17,850)	(54,662)

Cash flows from investing activities:
Excess restricted cash returned to acquiree	—	—	—	(826)
Purchase of property and equipment	(1,084)	(5,622)	(7,244)	(14,391)
Investment in intangible assets	(65)	(256)	(286)	(844)
Net cash used in investing activities	(1,149)	(5,878)	(7,530)	(16,061)

Cash flows from financing activities:
Proceeds from term loan	—	—	—	25,000
Proceeds revolving line of credit	—	17,000	—	17,000
Proceeds from related party loan			61,000	—
Payments on term loan	—	—	(25,000)	(24,656)
Payments on revolving line of credit	—	(12,000)	(5,000)	(12,000)
Proceeds from stock offering	—	—	—	60,300
Payments for stock offering costs	—	—	—	(3,301)
Proceeds from exercise of stock options	—	—	—	—
Payments for debt issuance costs	—	(17)	(3,466)	(6,143)
Proportional Representation Preferred Linked Stock redemption fee	—	—	—	(105)
Tax receivable agreement payments	—	—	—	(269)
Net cash provided by (used in) financing activities	—	4,983	27,534	55,826

Net (decrease) increase in cash	5,612	251	2,154	(14,897)
Cash, beginning of the period	23,399	26,606	26,857	41,754
Cash, end of the period	$29,011	$26,857	$29,011	$26,857

PURPLE INNOVATION, INC.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(In thousands)

Management believes that the use of the following non-GAAP financial measures provides investors with additional useful information with respect to the impact of various adjustments, which we view as a better measure of our operating performance. These non-GAAP financial measures are EBITDA, adjusted EBITDA, adjusted net loss, and adjusted net loss per diluted share. Other companies may calculate these non-GAAP measures differently than we do. These non-GAAP measures have limitations as analytical tools, and you should not consider them in isolation or as a substitute for our financial results prepared in accordance with GAAP.

Reconciliation of GAAP Net Loss to Non-GAAP EBITDA and Adjusted EBITDA

A reconciliation of GAAP net loss to the non-GAAP measures of EBITDA and adjusted EBITDA is provided below. EBITDA represents net loss before interest expense, income tax (benefit) expense, other expense (income), net, and depreciation and amortization. Adjusted EBITDA represents EBITDA excluding costs incurred due to changes in the fair value of the warrant liability, debt extinguishment, stock-based compensation expense, restructuring related charges, vendor separation fee, loss on project write-off, impairment of goodwill, nonrecurring legal fees, Board special committee costs, acquisition expenses, executive interim and search costs, severance costs and showroom opening and closing costs. We believe EBITDA and Adjusted EBITDA provide additional useful information with respect to the impact of various adjustments and provide meaningful measures of our operating performance.

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023

GAAP net loss	$(8,511)	$(18,374)	$(98,098)	$(121,215)
Interest expense	4,481	819	17,510	1,967
Income tax (benefit) expense	(113)	(154)	63	8
Other expense (income), net	64	1,513	(11,548)	1,198
Depreciation and amortization	7,907	6,143	35,355	25,106
EBITDA	3,828	(10,053)	(56,718)	(92,936)
Adjustments:
Change in fair value - warrant liability	(3,615)	—	(3,504)	—
Loss on extinguishment of debt	—	—	3,394	4,331
Stock-based compensation expense	685	1,083	2,793	4,875
Restructuring related charges	1,378	—	25,047	—
Vendor separation fee	—	—	—	1,050
Loss on project write-off	—	—	1,355	—
Loss on impairment of goodwill	—	—	—	6,879
Legal fees	42	177	982	3,697
Board special committee fees	—	(2,750)	—	11,410
Acquisition expenses	—	—	—	65
Executive interim and search costs	233	1,117	3,616	4,375
Severance costs	146	282	1,232	868
Showroom opening/closing costs	174	353	956	691
Adjusted EBITDA	$2,871	$(9,791)	$(20,847)	$(54,695)

Reconciliation of GAAP Gross Profit to Adjusted Gross Profit

A reconciliation of GAAP gross profit to the non-GAAP measures of adjusted gross profit is provided below. Adjusted gross profit represents adjusted net revenue less adjusted cost of revenue. Adjusted net revenue represents revenue adjusted for revenue deemed lost through discounts on products during our transition to our new product line in 2023. Adjusted cost of revenues represents cost of revenues excluding certain incremental costs incurred during our transition to our new product line in 2023 and restructuring charges recorded in cost of revenues in 2024. We believe adjusted gross margin provides additional useful information with respect to the impact of the new product launch and restructuring and provides meaningful measures of our operating performance.

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2024	2023	2024	2023
Revenues, net	$128,975	$145,936	$487,877	$510,541
Discounts on new product transition	—	2,106	—	14,859
Adjusted revenues, net	128,975	148,042	487,877	525,400

Total cost of revenues	73,696	97,472	306,745	338,716
Cost of new product transition	—	(3,807)	—	(8,822)
Restructuring charges in cost of revenues	(2,583)	—	(15,442)	—
Adjusted cost of revenues	71,113	93,665	291,303	329,894

Adjusted gross profit	$57,862	$54,377	$196,574	$195,506
Adjusted gross profit %	44.9%	36.7%	40.3%	37.2%

Reconciliation of GAAP Operating Expenses to Adjusted Operating Expenses

A reconciliation of GAAP operating expenses to the non-GAAP measures of adjusted operating expenses is provided below. Adjusted operating expenses represents operating expenses adjusted for restructuring related charges in 2024 and the Board special committee fees and impairment of goodwill in 2023. We believe adjusted operating expenses provides additional useful information with respect to the impact of the restructuring and provides meaningful measures of our operating performance.

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2024	2023	2024	2023
Operating expenses	$62,973	$64,660	$273,315	$285,536
Restructuring related charges in operating expenses	(1,092)	—	(20,915)	—
Board special committee fees	—	2,750	—	(11,410)
Loss on impairment of goodwill	—	—	—	(6,879)
Adjusted operating expenses	$61,881	$67,410	$252,400	$267,247

Reconciliation of GAAP Net Loss to non-GAAP Adjusted Net Loss and Adjusted Net Loss per Diluted Share

Our presentation of adjusted net loss assumes that all net loss is attributable to Purple Innovation, Inc. (i.e. there is no allocation of net loss to noncontrolling interests), which assumes the full exchange at the beginning of the period of all outstanding Paired Securities for shares of Class A common stock of Purple Innovation, Inc., adjusted for certain nonrecurring items that we do not believe directly reflect our core operations. Adjusted net loss per share, diluted, is calculated by dividing adjusted net loss by the total shares of Class A common stock outstanding plus any dilutive warrants, options and restricted stock as calculated in accordance with GAAP and assuming the full exchange of all outstanding Paired Securities as of the beginning of each period presented. Adjusted net loss and adjusted net loss per diluted share, are supplemental measures of operating performance that do not represent, and should not be considered, alternatives to net loss and loss per share, as calculated in accordance with GAAP. We believe adjusted net loss and adjusted net loss per diluted share, supplement GAAP measures and enable us to more effectively evaluate our performance period-over-period. A reconciliation of net loss, the most directly comparable GAAP measure, to adjusted net loss and the computation of adjusted net loss per diluted share, are set forth below:

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except per share amounts)	2024	2023	2024	2023
Net loss	$(8,511)	$(18,374)	$(98,098)	$(121,215)
Income tax (benefit) expense, as reported	(113)	(154)	63	8
Change in fair value – warrant liabilities	(3,615)	—	(3,504)	—
Loss on extinguishment of debt	—	—	3,394	4,331
Restructuring related charges	1,378	—	25,047	—
Loss on project write-off/vendor separation fee	—	—	1,355	1,050
Loss on impairment of goodwill	—	—	—	6,879
Board special committee fees	—	(2,750)	—	11,410
Acquisition expenses	—	—	—	65
Gain on insurance proceeds	—	—	(11,499)	—
Adjusted net loss before income taxes	(10,861)	(21,278)	(83,242)	(97,472)
Adjusted income tax benefit(1)	2,813	5,511	21,560	25,245
Adjusted net loss	$(8,048)	$(15,767)	$(61,682)	$(72,227)

Adjusted net loss per share, diluted	$(0.07)	$(0.15)	$(0.57)	$(0.69)

Adjusted weighted-average shares outstanding, diluted(2)	107,710	105,737	107,324	103,936

(1) Represents the estimated effective tax rate of 25.9% for the three months and year ended December 31, 2024 and 2023, applied to adjusted net income before income taxes. The estimated effective tax rates are what the Company would be subject to and consist of the combined federal statutory tax rate and the Company’s blended state tax rates assuming no valuation allowance.

(2) Assumes options and restricted stock units calculated in accordance with GAAP and the full exchange of all outstanding Paired Securities for shares of Class A common stock as of the beginning of the period.

A reconciliation of net income (loss) per share, diluted, to adjusted net income per diluted share is set forth below for the three months and year ended December 31, 2023 and 2022:

	For the Three Months Ended
	December 31, 2024			December 31, 2023
	Net Loss	Weighted Average Shares, Diluted	Net Loss per Share, Diluted	Net Loss	Weighted Average Shares, Diluted	Net Loss per Share, Diluted

Net loss attributable to Purple Innovation Inc.(1)	$(8,479)	107,710	$(0.08)	$(18,333)	105,737	$(0.17)
Assumed exchange of shares(2)	(32)			(41)
Net loss	(8,511)			(18,374)
Adjustments to arrive at adjusted net loss before taxes(3)	(2,350)			(2,904)
Adjusted net loss before taxes	(10,861)			(21,278)
Adjusted income tax benefit(4)	2,813			5,511
Adjusted net loss	$(8,048)	107,710	$(0.07)	$(15,767)	105,737	$(0.15)

(1) Represents net income attributable to Purple Innovation, Inc. and the associated weighted average diluted shares, of Class A common stock outstanding.

(2) Assumes the full exchange of all outstanding Paired Securities for shares of Class A common stock as of the beginning of the period and added in if not already included in the weighted average diluted shares. Also assumes the addition of net income attributable to noncontrolling interests corresponding with the assumed exchange of the Paired Securities for shares of Class A common stock.

(3) Represents the total impact of all adjustments identified in the adjusted net income table above to arrive at adjusted income before income taxes. Also assumes the dilutive warrants, options and restricted stock as calculated in accordance with GAAP.

(4) Represents the estimated effective tax rate of 25.9% for the three months ended December 31, 2024 and 2023, applied to adjusted net income before income taxes. The estimated effective tax rates are what the Company would be subject to and consist of the combined federal statutory tax rate and the Company’s blended state tax rates assuming no valuation allowance.

	For the Year Ended
	December 31, 2024			December 31, 2023
	Net Loss	Weighted Average Shares, Diluted	Net Loss per Share, Diluted	Net Loss	Weighted Average Shares, Diluted	Net Loss per Share, Diluted

Net loss attributable to Purple Innovation Inc.(1)	$(97,897)	107,324	$(0.91)	$(120,757)	103,936	$(1.17)
Assumed exchange of shares(2)	(201)			(458)
Net loss	(98,098)			(121,215)
Adjustments to arrive at adjusted net loss before taxes(3)	14,856			23,743
Adjusted net loss before taxes	(83,242)			(97,472)
Adjusted income tax benefit(4)	21,560			25,245
Adjusted net loss	$(61,682)	107,324	$(0.57)	$(72,227)	103,936	$(0.69)

(1) Represents net income attributable to Purple Innovation, Inc. and the associated weighted average diluted shares, of Class A common stock outstanding.

(2) Assumes the full exchange of all outstanding Paired Securities for shares of Class A common stock as of the beginning of the period and added in if not already included in the weighted average diluted shares. Also assumes the addition of net income attributable to noncontrolling interests corresponding with the assumed exchange of the Paired Securities for shares of Class A common stock.

(3) Represents the total impact of all adjustments identified in the adjusted net income table above to arrive at adjusted income before income taxes. Also assumes the dilutive warrants, options and restricted stock as calculated in accordance with GAAP.

(4) Represents the estimated effective tax rate of 25.9% the year ended December 31, 2024 and 2023, applied to adjusted net income before income taxes. The estimated effective tax rates are what the Company would be subject to and consist of the combined federal statutory tax rate and the Company’s blended state tax rates assuming no valuation allowance.